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                                                                  Exhibit (k)(2)


                                     FORM OF
                             PAYING AGENT AGREEMENT

            This PAYING AGENT AGREEMENT dated as of this October [-], 2001 by and between The Bank of New York, a New York banking corporation (the "Paying Agent"), and Equity Securities Trust I (such trust and the trustees thereof acting in their capacity as such being referred to herein as the "Trust"), a statutory business trust organized under the Business Trust Act of the State of Delaware pursuant to a Declaration of Trust dated as of April 11, 2000, as amended and restated as of October [ ], 2001 (the "Trust Agreement").

                                   WITNESSETH


            WHEREAS the Trust is a non-diversified, closed-end management investment company, as defined in the Investment Company Act of 1940 (the "Investment Company Act"), formed to purchase and hold the U.S. treasury securities (the "Treasury Securities"), to enter into and hold forward contracts with one or more existing shareholders of Cablevision Systems Corporation (individually, a "Contract" and collectively, the "Contracts") and to issue Equity Trust Securities to the public in accordance with the terms and conditions of the Trust Agreement;


            WHEREAS the Trustees desire to engage the services of the Paying Agent to assume certain responsibilities and to perform certain duties as the transfer agent, registrar and paying agent with respect to the Equity Trust Securities upon the terms and conditions of this Agreement; and

            WHEREAS the Paying Agent is qualified and willing to assume such responsibilities and to perform such duties, subject to the supervision of the Trustees, on the terms and conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

            1.1 Definitions. Capitalized terms not otherwise defined herein shall have the respective meanings specified in the Trust Agreement.

                                   ARTICLE II
                                  PAYING AGENT

            2.1 Appointment of Paying Agent and Acceptance. The Trust Agreement provides that The Bank of New York shall act as the initial Paying Agent. The Bank of New York hereby accepts such appointment and agrees to act in accordance with its standard procedures and the provisions of the Trust Agreement and the provisions set forth in this Article II as Paying Agent with respect to the Equity Trust Securities. Without limiting the generality of


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the foregoing, The Bank of New York, as Paying Agent, agrees that it shall establish and maintain the Trust Account, subject to the provisions of Section
2.3 hereof.

            2.2 Certificates and Notices. The Trustees shall deliver to the Paying Agent the certificates and notices required to be delivered to the Paying Agent pursuant to the Trust Agreement, and the Paying Agent shall mail or publish such certificates or notices as required by the Trust Agreement, but the Paying Agent shall have no responsibility to confirm or verify the accuracy of certificates or notices of the Trustees so delivered.

            2.3 Payments and Investments. The Paying Agent shall make payments out of the Trust Account as provided in Section 3.3 of the Trust Agreement. The Paying Agent on behalf of the Trust shall effect the transactions set forth in Sections 2.6, 2.7, 2.8, 3.5 and 8.3 of the Trust Agreement upon instructions to do so from the Administrator (except that with respect to its obligations under Section 8.3 of the Trust Agreement, the Paying Agent shall act without instructions from the Administrator) and shall invest moneys on deposit in the Trust Account in the Temporary Investment in accordance with Section 3.5 of the Trust Agreement. Except as otherwise specifically provided herein or in the Trust Agreement, the Paying Agent shall not have the power to sell, transfer or otherwise dispose of any Temporary Investment prior to the maturity thereof, or to acquire additional Temporary Investments. The Paying Agent shall hold any Temporary Investment to its maturity and shall apply the proceeds thereof paid upon maturity to the payment of the next succeeding Quarterly Distribution. All such Temporary Investments shall be selected by the Trustees from time to time or pursuant to standing instructions from the Trustees, and the Paying Agent shall have no liability to the Trust or any Holder or any other Person with respect to any such Temporary Investment.

            2.4 Instructions from Administrator. The Paying Agent shall execute all instructions received from an officer of the Administrator, except to the extent that they conflict with or are contrary to the terms of the Trust Agreement or this Agreement.

                                   ARTICLE III
                          TRANSFER AGENT AND REGISTRAR

            3.1 Original Issue of Certificates. On the date Equity Trust Securities sold pursuant to the Underwriting Agreement are originally issued, certificates for such Equity Trust Securities shall be issued by the Trust, and, at the request of the Trustees, registered in such names and such denominations as the Underwriters shall have previously requested of the Trustees, executed manually or in facsimile by the Managing Trustee and countersigned by the Paying Agent. At no time shall the aggregate number of Equity Trust Securities represented by such countersigned certificates exceed the number of then outstanding Equity Trust Securities except as permitted by Section 3.4 hereof.

            3.2 Registry of Holders. The Paying Agent shall maintain a registry of the Holders of the Equity Trust Securities.

            3.3 Registration of Transfer of Equity Trust Securities. Equity Trust Securities shall be registered for transfer or exchange, and new certificates shall be issued, in the name of the designated transferee or transferees, upon surrender of the old certificates in form


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deemed by the Paying Agent properly endorsed for transfer with (a) all necessary endorsers' signatures guaranteed in such manner and form as the Paying Agent may require by a guarantor reasonably believed by the Paying Agent to be responsible, (b) such assurances as the Paying Agent shall deem necessary or appropriate to evidence the genuineness and effectiveness of each necessary endorsement and (c) satisfactory evidence of compliance with all applicable laws relating to the collection of taxes or funds necessary for the payment of such taxes.

            3.4 Lost Certificates. If there shall be delivered to the Paying Agent (a) evidence to its satisfaction of the destruction, loss or theft of any certificate for Equity Trust Securities and (b) such security or indemnity as may be required by it to hold it and any of its agents harmless, then, in the absence of notice to the Paying Agent that such certificate has been acquired by a bona fide purchaser, the Managing Trustee shall execute and upon its request the Paying Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen certificate, a new certificate of like tenor bearing a number not contemporaneously outstanding. Any request by the Managing Trustee to the Paying Agent to issue a replacement or new certificate pursuant to this Section 3.4 shall be deemed to be a representation and warranty by the Trust to the Paying Agent that such issuance will comply with provisions of law, the Trust Agreement and the resolutions adopted by the Trustees with respect to lost securities. If, after the delivery of such new certificate, a bona fide purchaser of the original certificate in lieu of which such new certificate was issued presents for payment such original certificate, the Trust and the Paying Agent shall be entitled to recover such new certificate from the person to whom it was delivered or any transferee thereof, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Trust or the Paying Agent in connection therewith. Upon the issuance of any new certificate under this Section 3.4, the Trust and the Paying Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Paying Agent) connected therewith.

            3.5 Transfer Books. The Paying Agent shall maintain the transfer books listing the Holders of the Equity Trust Securities. In case of any written request or demand for the inspection of the transfer books of the Trust or any other books in the possession of the Paying Agent, the Paying Agent will notify the Trustees and secure instructions as to permitting or refusing such inspection. The Paying Agent reserves the right, however, to exhibit the transfer books or other books to any person in case it is advised by its counsel that its failure to do so would be unlawful.

            3.6 Disposition of Canceled Certificates, Records. The Paying Agent shall retain certificates which have been canceled in transfer or in exchange and accompanying documentation in accordance with applicable rules and regulations of the Commission for six calendar years from the date of such cancellation, and shall make such records available during this period at any time, or from time to time, for reasonable periodic, special, or other examinations by representatives of the Commission and the Board of Governors of the Federal Reserve System. Thereafter such records shall not be destroyed by the Paying Agent but will be safely stored for possible future reference. In case of any request or demand for the inspection of the register of the Trust or any other books in the possession of the Paying Agent, the Paying Agent will notify the Trustees and secure instructions as to permitting or refusing such


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inspection. The Paying Agent reserves the right, however, to exhibit the register or other records to any person in case it is advised by its counsel that its failure to do so would (i) be unlawful, or (ii) expose it to liability, unless the Trustees shall have offered indemnification satisfactory to the Paying Agent.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF THE TRUST

            The Trust represents and warrants to the Paying Agent that:

            (a)the Trust is a validly existing trust under the laws of the
               State of Delaware and the Trustees have full power under the Trust Agreement to execute and deliver this Agreement and to authorize, create and issue the Equity Trust Securities;

            (b)this Agreement has been duly and validly authorized, executed and delivered by the Trust and constitutes the valid and binding agreement of the Trust, enforceable against the Trust in accordance with its terms, subject as to such enforceability to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles;

            (c)the form of the certificate evidencing the Equity Trust
               Securities complies with all applicable laws of the State of Delaware and the State of New York;

            (d)the Equity Trust Securities have been duly and validly
               authorized, executed and delivered by the Trust and are validly issued;

            (e)the Equity Trust Securities have been registered under the
               Securities Act of 1933, the Trust has been registered under the Investment Company Act, and no further action by or before any governmental body or authority of the United States or of any state thereof is required in connection with the execution and delivery of this Agreement or the issuance of the Equity Trust Securities;

            (f)the execution and delivery of this Agreement and the issuance and delivery of the Equity Trust Securities do not and will not conflict with, violate, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, the Trust Agreement, any law or regulation, any order or decree of any court or public authority having jurisdiction over the Trust, or any mortgage, indenture, contract, agreement or undertaking to which the Trust is a party or by which it is bound; and

            (g)no taxes are payable upon or in respect of the execution of this
               Agreement or the issuance of the Equity Trust Securities.


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                                    ARTICLE V
                                DUTIES AND RIGHTS

            5.1   Duties.

            (a)The Paying Agent is acting solely as agent for the Trust hereunder and owes no fiduciary duties to any other Person by reason of this Agreement.

            (b)In the absence of bad faith, gross negligence or willful misfeasance on its part in the performance of its duties hereunder or its reckless disregard of its duties and obligations hereunder, the Paying Agent shall not be liable for any action taken, suffered, or omitted in the performance of its duties under this Agreement or in accordance with any direction or request of the Managing Trustee not inconsistent with the provisions of this Agreement. The Paying Agent shall under no circumstances be liable for any punitive, exemplary, indirect or consequential damages hereunder.


            (c)The Paying Agent shall treat as subject to withholding payments made to Holders as appropriate under United States federal tax law and shall retain all related documentation as required by law. The Paying Agent shall obtain any forms or certifications and remit such amounts to applicable jurisdictions as described in Section 8.2(b) of the Trust Agreement, as requested by the Trustees.


            5.2.  Rights; Force Majeure.

            (a)The Paying Agent may rely and shall be protected in acting or refraining from acting upon any communication authorized hereby and upon any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document reasonably believed by it to be genuine. The Paying Agent shall not be liable for acting upon any telephone communication authorized hereby which the Paying Agent believes in good faith to have been given by the Trustees.

            (b)The Paying Agent shall not be liable for any claims, losses, liabilities, damages or expenses (including attorneys' fees and expenses) due to forces beyond the reasonable control of the Paying Agent, including without limitation strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; provided that this provision shall not protect the Paying Agent against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

            (c)The Paying Agent may consult with legal counsel and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.


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            (d)The Paying Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys appointed with due care by it hereunder.

            5.3   Disclaimer. The Paying Agent makes no representations as to
(a) the first two recitals of this Agreement or (b) the validity or adequacy of the Equity Trust Securities.

            5.4   Compensation, Expenses and Indemnification.

            (a)The Paying Agent shall receive for all services rendered by it under this Agreement and, upon the prior written approval of the Trustees, for all expenses, disbursements and advances incurred or made by the Paying Agent in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), the compensation set forth in Section 3.1 of the Administration Agreement.

            (b)The Trust shall indemnify the Paying Agent for and hold it harmless against any loss, liability, claim or expense (including the costs of investigation, preparation for and defense of legal and/or administrative proceedings relating to a claim against it and reasonable attorneys' fees and disbursements) arising out of or in connection with the performance of its obligations under this Agreement, except for loss, liability, claim or expense arising under Section 5.1 (c), provided such loss, liability or expense is not the result of gross negligence, willful misfeasance or bad faith on its part in the performance of its duties hereunder or its reckless disregard of its duties or obligations hereunder, including the costs and expenses of defending itself against any claim or liability in connection with its exercise or performance of any of its duties or obligations hereunder and thereunder. The indemnification provided by this Section 5.4(b) shall survive the termination of this Agreement.

                                   ARTICLE VI
                                  MISCELLANEOUS

            6.1   Term of Agreement.

            (a)The term of this Agreement is unlimited unless terminated as provided in this Section 6.1 or unless the Trust is terminated, in which case this Agreement shall terminate ten days after the date of termination of the Trust. This Agreement may be terminated by either party hereto without penalty upon 60 days' prior written notice to the other party hereto; provided that neither party hereto may terminate this Agreement pursuant to this Section 6.1(a) unless a successor Paying Agent shall have been appointed and shall have accepted the duties of the Paying Agent. The termination of the Administration Agreement or the resignation or removal of the Custodian shall cause the termination of this Agreement simultaneously therewith. If, within 30 days after notice by the Paying Agent of termination of this Agreement, no successor Paying Agent shall have been selected and accepted the duties of the Paying Agent,


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               the Paying Agent may apply to a court of competent jurisdiction for the appointment of a successor Paying Agent.

            (b)Except as otherwise provided in this paragraph (b), the respective rights and duties of the Trust and the Paying Agent under this Agreement shall cease upon termination of this Agreement. The Trust's representations, warranties, covenants and obligations to the Paying Agent under Sections 4 and 5.4 hereof shall survive the termination hereof. Upon termination of the Agreement, the Paying Agent shall, at the Trust's request, promptly deliver to the Trust or to any successor Paying Agent as requested by the Trust (i) copies of all books and records maintained by it and (ii) any funds deposited with the Paying Agent by the Trust.

            6.2 Communications. Except for communications authorized to be made by telephone pursuant to this Agreement, all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and given to such person at its address or telecopy number set forth below:

            If to the Trust,             Equity Securities Trust I
             addressed:                  c/o Puglisi & Associates
                                         850 Library Avenue, Suite 204
                                         Newark, Delaware  19711
                                         Telephone:  302-738-6680
                                         Telecopier: 302-738-7210

with a copy to the Administrator if the duties of the Administrator are being performed by a Person other than the Person performing the obligations of the Paying Agent.



            If to the Paying Agent,      The Bank of New York
             addressed:                  5 Penn Plaza, 13th floor
                                         New York, New York  10001
                                         Attn:  Betty Cocozza
                                         Telephone:  212-896-7126
                                         Telecopier: 212-896-7295

or such other address or telecopy number as such party may hereafter specify for such purposes by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of the Trust by the Trustees (or by the Administrator, provided that the Trust shall not have delivered to the Paying Agent an instrument in writing revoking the authorization of the Administrator to act for it pursuant hereto) and on behalf of the Paying Agent by a Senior Vice President or Vice President of the Paying Agent assigned to its Corporate Trust Department.

            6.3 Entire Agreement. This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations,


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endorsements, promises, agreements or understandings, oral, written or inferred, between the parties relating to the subject matter hereof.

            6.4 No Third Party Beneficiaries. Nothing herein, express or implied, shall give to any Person, other than the Trustees, the Paying Agent and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder.

            6.5   Amendment; Waiver.

            (a)This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged. The Trust shall notify the Paying Agent of any change in the Trust Agreement prior to the effective date of any such change.

            (b)Failure of either party hereto to exercise any right or remedy hereunder in the event of a breach hereof by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

            6.6 Successors and Assigns. Any corporation into which the Paying Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Paying Agent shall be a party, shall be the successor Paying Agent under the Trust Agreement without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, provided that such corporation meets the requirements set forth in the Trust Agreement and provided further that the Trust has given its prior written consent to the Paying Agent with respect to any such merger, conversion or consolidation. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors of each of the Trust and the Paying Agent. This Agreement shall not be assignable by either the Trust or the Paying Agent without the prior written consent of the other party.

            6.7 Severability. If any clause, provision or section hereof shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof.

            6.8 Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

            6.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.


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